Exhibit 10.25

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as April 11, 2022, among Jupiter Neurosciences, Inc, a Delaware corporation whose principal place of business is located at 1001 North US Hwy 1, Suite 504, Jupiter, Florida 33477 (the “Company”) and the Purchaser identified on the signature pages hereto (including its successors and assigns, the “Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Company desires to issue and sell to the Purchaser, and Purchaser desires to purchase from the Company, securities of the Company as more fully described in this Agreement;

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and Purchaser agree as set forth below.

Article I. Definitions; Interpretation.

Section 1.01 The following terms have the meanings indicated in this Section 1.01:

(a)	“Action” shall have the meaning ascribed to such term in Section 3.01(j).

(b)	“Affidavit of Confession of Judgment” means the Affidavit of Confession of Judgment dated the date hereof, executed by the Company.

(c)	“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.

(d)	“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

(e)	“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.01.

(f)	“Closing Date” means the Business Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchaser’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities have been satisfied or waived.

(g)	“Commission” means the United States Securities and Exchange Commission.

(h)	“Common Shares” means the shares of common stock issued to Purchaser hereunder, as such number of shares shall adjust pursuant to the terms hereof.

(i)	“Common Stock” means the common stock of the Company, par value $.0001 per share.

(j)	“Company Counsel” means Anthony L.G., PLLC.

(k)	“Disclosure Schedules” shall have the meaning ascribed to such term in Section 3.01.

(l)	“Exempt Issuance” means the issuance of (a) options, not to exceed shares of Common Stock in any one year, to purchase shares of Common Stock to employees, officers, directors or consultants of the Company, pursuant to any stock or option plan duly adopted by the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (b) shares of Common Stock issuable upon exercise, conversion or pursuant to the terms of the Securities, or convertible securities, options or Common Shares issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise, exchange or conversion price of any such securities, (c) shares issued to unaffiliated third parties for legal, financial or other services provided to the Company, and (d) securities issued pursuant to acquisitions or strategic transaction, provided that any such issuance shall only be to a person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receive benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

(m)	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(n)	“GAAP” shall have the meaning ascribed to such term in Section 3.01(h) hereof.

(o)	“Intercreditor Agreement” means the Intercreditor Agreement, dated as of the date hereof, by and between the Company, the Purchaser and certain indebtedness held by parties related by the Company.

(p)	“IP Security Agreement” means the Intellectual Property Security Agreement, dated as of the date hereof, by and between the Company and the Purchaser.

(q)	“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

(r)	“Lock-up Agreements” means the lock-up agreements executed by management and certain significant shareholders of the Company.

(s)	“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.01(b) hereof.

(t)	“Material Permits” shall have the meaning ascribed to such term in Section 3.01(m).

(u)	“Notes” means the 10% Senior Secured Notes due April 11, 2023 in aggregate principal amount of $1,111,111.11 issued to the Purchaser hereunder.

(v)	“OFAC” shall mean the United States Department of the Treasury’s Office of Foreign Assets Control.

(w)	“OFAC Regulations” shall mean the regulations promulgated by OFAC, as amended from time to time.

(x)	“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

(y)	“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

(z)	“Qualified Offering” means a debt or equity financing for the account of the Company or any of its Subsidiaries in which shares of common stock, or securities, directly or indirectly, convertible into or exchangeable or exercisable for shares of common stock are issued, which financing results in cumulative aggregate proceeds to the Company of at least $8,000,000.

(aa)	“Registrable Securities” means, as of any date of determination, (a) all shares of Common Stock then issued and issuable upon conversion in full of the Notes (assuming Event of Default) and (b) all Common Shares issuable to Purchaser hereunder, and (c) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing; provided, however, that any such Registrable Securities shall cease to be Registrable Securities (and the Company shall not be required to file a registration statement pursuant to Section 4.17 (with respect thereto) for so long as (a) a Registration Statement with respect to the sale of such Registrable Securities is declared effective by the Commission under the Securities Act and such Registrable Securities have been disposed of by the Purchaser in accordance with an effective registration statement, (b) such Registrable Securities have been previously sold in accordance with Rule 144, or (c) such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 as set forth in a written opinion letter to such effect, addressed, delivered and acceptable to the Transfer Agent and the Purchaser (assuming that such securities and any securities issuable upon exercise, or conversion of which such securities were issued or are issuable, were at no time held by any Affiliate of the Company).

(bb)	“Registration Statement” means a registration statement that registers the resale of all shares of Common Stock which are issuable upon conversion or exercise of the Note and/or the Common Shares that names the Purchaser as a “selling stockholder” therein.

(cc)	“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

(dd)	“Securities” means the Notes, the Common Shares, and the shares of common underlying the Notes (upon an Event of Default).

(ee)	“Securities Act” means the Securities Act of 1933, as amended.

(ff)	“Security Agreement” means the Security Agreement, dated the date hereof, between the Company, the Purchaser.

(gg)	“Security Documents” means the Security Agreement and the IP Security Agreement and any other documents and filings required thereunder (all UCC-1 and IP filing receipts) in order to grant the Purchaser a perfected first priority security interest on all of the current and future assets of the Company and its Subsidiaries.

(hh)	“Shares” shares of common stock of the Company.

(ii)	“Subscription Amount” means, as to the Purchaser, the aggregate amount to be paid for Notes and Common Shares purchased hereunder as specified below Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount”, in United States Dollars and in immediately available funds.

(jj)	“Subsidiary” means any direct or indirect subsidiary of the Company as set forth in Schedule3.01(a) of the Disclosure Schedules.

(kk)	“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing).

(ll)	“Transaction Documents” means this Agreement, the Note, Common Shares, the Security Agreement, the IP Security Agreement, the Intercreditor Agreement, the Affidavit of Confession of Judgment, the Lock-up Agreements, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

Section 1.02 Certain Interpretations. Unless otherwise indicated (i) all references herein to Articles, Sections, Annexes, Exhibits or Schedules, shall be deemed to refer to Articles, Sections, Annexes, Exhibits or Schedules of or to this Agreement, as applicable; (ii) the words “include,” “includes” and “including,” when used herein, shall be deemed, in each case, to be followed by the words “without limitation”; (iii) the headings set forth in this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof, (iv) all references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person; (v) whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa; (vi) the word “extent” and the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such word or phrase shall not simply mean “if”; (vii) all references in this Agreement to dollar amounts and to “$” are intended to refer to U.S. dollars; (viii) any reference to a law or statute shall include such law or statute, as amended (including by succession of comparable successor statutes), and the rules and regulations promulgated thereunder, or any successor statute, rules or regulations thereto, unless the context requires otherwise; (ix) the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (x) unless otherwise expressly provided, wherever the consent of any Person is required or permitted herein, such consent may be withheld in such Person’s sole and absolute discretion; (xi) unless the context otherwise requires “or” is disjunctive but not necessarily exclusive; (xii) references to any Person include the successors and permitted assigns of that Person; (xiii) references from or through any date mean, unless otherwise specified, from and including or through and including, respectively; and (xiv) if any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter.

Article II. PURCHASE AND SALE

Section 2.01 Closing. Subject to the terms and conditions set forth herein, Purchaser agrees to purchase from the Company and the Company agrees to sell to Purchaser a note in the aggregate principal amount of $1,111,111.11 and number of Common Shares as set forth opposite the name of Purchaser on the signature page hereto, for a purchase price of $1,000,000, which shall be payable to the Company at the Closing by wire transfer of immediately available funds. The Note shall be issued with an original issue discount of 10% (i.e., face amount is the gross proceeds/.90). In addition, upon closing, the Purchaser will receive 100% coverage (i.e. the face amount of the Note, i.e., $1,111,111.11 divided by the lesser of (i) the price/share of the last issuance of solely common stock (including options) of the Company, i.e., $8.10/share or (ii) the price of the Qualified Offering), in shares of common stock of the Company (or if units are issued in the Qualified Offering, units). The number of shares to be received at Closing shall be determined by using clause (i) above. In the event that upon the Qualified Offering clause (ii) is less than clause (i), the Holder shall receive at the closing of the Qualified Offering an additional number of shares of common stock, such that it shall have received the number of shares of common stock determined pursuant to clause (ii) above. At the Closing, Purchaser shall deliver to the Company via wire transfer immediately available funds equal to its Subscription Amount and the Company shall deliver to Purchaser its Note and the Common Shares and the other items set forth in Section 2.02 issuable at the Closing. Upon satisfaction of the conditions set forth in Section 2.02, the Closing shall occur at the offices of the Company, or such other location as the parties shall mutually agree.

Section 2.02 Deliveries.

(a)	On the Closing Date, the Company shall deliver to Purchaser the following and shall have satisfied the following conditions, as the case may be:

(i)	this Agreement, duly executed by the Company;

(ii)	a duly executed Note with a principal amount equal to the amount such set forth on the signature page hereto, registered in the name of Purchaser, substantially in the form of Exhibit A hereto;

(iii)	Common Shares in the amount such set forth on the signature page hereto registered in the name of the Purchaser;

(iv)	the Security Agreement, duly executed by the Company, substantially in the form of Exhibit D hereto;

(v)	the Affidavit of Confession of Judgment, substantially in the form of Exhibit E hereto, duly executed by the Company;

(vi)	a legal opinion of Company Counsel satisfactory in form and substance to the Purchaser, substantially in the form of Exhibit F hereto;

(vii)	the Intercreditor Agreement, substantially in the form of Exhibit G hereto;

(viii)	the Lock-up Agreements, executed by management and certain significant (ie., holders of 5% or more of the Company’s common stock) shareholders of the Company substantially in the form of Exhibit H hereto;

(ix)	Certificates of the CEO and Secretary of the Company, in the form of Exhibit I, certifying as to (a) copies of the Certificate of Incorporation and bylaws of the Company, as amended and restated as of the date hereof, (b) all actions taken and consents made by such party and its officers and shareholders as applicable to authorize the transactions provided by the Transaction Documents, (c) the names of the officers of such party authorized to sign the Transaction Documents, together with a sample of the true signature of such Person, (d) all conditions set forth in this Section 2.02 have been met by such party, and (e) no event has occurred or such party anticipates occurring that has resulted in an Event of Default under the Notes or with the passage of time would reasonably be expected to result in an Event of Default under the Notes;

(x)	Certificates of good standing for the Company in the jurisdictions of its incorporation, in the principal places in which it conducts business and in the places where it owns real estate; and

(xi)	the IP Security Agreement, substantially in the form of Exhibit K hereto, by and between the Company and the Purchaser.

(b)	On the Closing Date, Purchaser shall deliver or cause to be delivered to the Company the following:

(i)	this Agreement duly executed by the Purchaser;

(ii)	the Purchaser’s Subscription Amount by wire transfer to the account of the Company;

(iii)	the Security Agreement, duly executed by the Purchaser;

(iv)	the IP Security Agreement, duly executed by the Purchaser; and

(v)	the Intercreditor Agreement, duly executed by the Purchaser.

Section 2.03 Closing Conditions.

(a)	The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)	the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Purchaser contained herein, other than representation and warranty in Section 3.02(f)) which shall be true and correct in all respects;

(ii)	all obligations, covenants and agreements of Purchaser required to be performed at or prior to the Closing Date shall have been performed;

(iii)	no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents; and

(iv)	the delivery by the Purchaser of the items set forth in Section 2.02(b) of this Agreement.

(b)	The obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i)	the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company contained herein;

(ii)	all obligations, covenants and agreements of the Company and its Subsidiaries required to be performed at or prior to the Closing Date shall have been performed;

(iii)	Purchaser shall be reasonably satisfied with the results of its due diligence investigation of the Company;

(iv)	Purchaser shall be reasonably satisfied with the Company’s current and projected uses of proceeds;

(v)	Purchaser shall be reasonably satisfied with the quality and amount of the collateral;

(vi)	no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(vii)	the delivery by the Company of the items set forth in Section 2.02(a) of this Agreement;

(viii)	Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably could be expected to have or result in a Material Adverse Effect with respect to the Company;

(ix)	no banking moratorium have been declared either by the United States or New York State authorities, no suspension of trading shall have been declared on the New York Stock Exchange or the NASDAQ Stock Market, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial markets which, in each case, in the reasonable judgment of Purchaser, makes it impracticable or inadvisable to purchase the Note and Common Shares at the Closing;

(x)	the Company shall have no outstanding indebtedness, other than (A) that in favor of the Purchaser pursuant to the Note, (B) indebtedness incurred in the ordinary course of business in connection with the purchase of equipment, trade debt incurred in the ordinary course of business, and (C) indebtedness set forth on the Disclosure Schedules all of which (other than existing convertible noteholders) other than as set forth on such Disclosure Schedules hereto has agreed to be subordinate to the Notes in a manner satisfactory to the Purchaser;

(xi)	No other securities of the Company outstanding after the use of proceeds hereof (i) shall be in default or (ii) shall reset (or shall have exercised any rights to convert into the Securities by virtue of a most favored nations or otherwise) as a result of the issuance of the Securities; and

(xii)	the Company shall have entered into agreements with Roth Capital Partners, LLC and Dawson James Securities, Inc. relating to their services satisfactory in form and substance to the Purchaser.

Article III. REPRESENTATIONS AND WARRANTIES

Section 3.01 Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules delivered by the Company to the Purchaser on the date hereof (the “Disclosure Schedules”), which shall be incorporated into such representations and warranties the Company hereby makes the representations and warranties set forth below to the Purchaser.

(a)	Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth in Section 3.01(a) of the Disclosure Schedules. The Company owns, directly or indirectly, all of the capital stock or other equity of each Subsidiary free and clear of any Liens, other than the Lien granted to the Purchaser, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b)	Organization and Qualification. Each of the Company and the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Documents, (ii) a material adverse effect on the results of operations, assets, business or financial condition of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s or its Subsidiaries’ ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)	Authorization; Enforcement. The Company and each of its Subsidiaries has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its respective obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and each of its Subsidiaries and the consummation by it of the transactions contemplated thereby have been duly authorized by all action on the part of the Company and each of its Subsidiaries and no further action is required by the Company and each of its Subsidiaries in connection therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and each of its Subsidiaries and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company and such Subsidiaries enforceable against the Company and such Subsidiaries in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(d)	No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and each of its Subsidiaries and the consummation by the Company and each of its Subsidiaries of the other transactions contemplated thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing indebtedness of the Company or any of its Subsidiaries or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii) subject to the Required Approvals, to the Company’s knowledge, such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(e)	Filings, Consents and Approvals. Except as set forth in Section 3.01(e) of the Disclosure Schedules, neither the Company, its Subsidiaries is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company or such Subsidiaries of the Transaction Documents, other than the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(f)	Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens other than restrictions on transfer provided for in the Transaction Documents. The Common Stock issuable upon conversion of the Notes (upon an Event of Default) and the Common Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and non-assessable, free and clear of all Liens imposed by the Company, and its Subsidiaries. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of at least equal to the amount required to satisfy the conversion of the Note (upon an Event of Default) and the Common Shares.

(g)	Capitalization. The capitalization of the Company and its Subsidiaries is as set forth in Section 3.01(g) of the Disclosure Schedules. Other than as set forth in Section 3.01(g) of the Disclosure Schedules, the Company and the Subsidiaries have no indebtedness for money borrowed. Except as set forth in Section 3.01(g) of the Disclosure Schedules, the Company has not issued any capital stock since December 29, 2020. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as set forth in Section 3.01(g) of the Disclosure Schedules, as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of common stock of the Company, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of common stock, of the Company or securities or rights convertible or exchangeable into shares of common stock of the Company or its Subsidiaries. The issuance and sale of the Securities will not obligate the Company or any Subsidiary to issue shares of common stock of the Company or any Subsidiary or other securities to any Person (other than the Purchaser) and will not result in a right of the Company’s or any of its Subsidiaries’ securities to adjust the exercise, conversion, exchange or reset price under such securities. All of the outstanding shares of capital stock in the Company and its Subsidiaries are validly issued, fully paid and nonassessable, have been issued in material compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors of the Company or any of its Subsidiaries or others is required for the issuance and sale of the Securities. There are no stockholders’ agreements, voting agreements or other similar agreements with respect to Company’s or any of its Subsidiaries’ capital stock to which the Company or any of its Subsidiaries is a party or, to the knowledge of the Company or such Subsidiary, between or among any of the Company’s stockholders or any stockholder of its Subsidiaries. Neither the Company nor any Subsidiary has any outstanding indebtedness for borrowed money except for the indebtedness described in Section 3.01(g) of the Disclosure Schedules.

(h)	Financial Statements. Except as set forth in Section 3.01(h) of the Disclosure Schedules, the financial statements of the Company and its Subsidiaries, including those financial statements for each of the years ended December 31 in the 3-year period ended December 31, 2021 and the quarters ended March 31, 2021, June 30, 2021, September 30, 2021, comply in all material respects with applicable accounting requirements. Such financial statements of the Company and its Subsidiaries have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i)	Material Changes. Since December 31, 2021, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) except as set forth in Section 3.01(i) of the Disclosure Schedules, each of the Company and its Subsidiaries has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s, its Subsidiaries’ financial statements pursuant to GAAP, (iii) each of the Company and its Subsidiaries has not altered its method of accounting, (iv) each of the Company and its Subsidiaries has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) each of the Company and its Subsidiaries has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing stock option plans.

(j)	Litigation. Other than as set forth in Section 3.01(j) of the Disclosure Schedules, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary, or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company or any Subsidiary, there is not pending or contemplated, any investigation by the Commission involving the Company or any Subsidiary or any current or former director or officer of the Company or any Subsidiary.

(k)	Labor Relations. No material labor dispute exists or, to the knowledge of the Company or Subsidiary, is imminent with respect to any of the employees of the Company or any Subsidiary which could reasonably be expected to result in a Material Adverse Effect.

(l)	Compliance, Material Contracts. Except as set forth in Section 3.01(l) of the Disclosure Schedules, neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement, services, marketing or processing agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business except in each case as could not have a Material Adverse Effect. Except as set forth in Section 3.01(l) of the Disclosure Schedules, each material contract is in full force and effect and is enforceable in accordance with its terms, except (1) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (2) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and no material defaults enforceable against the Company or any Subsidiary exist thereunder. Neither the Company nor any Subsidiary has received notice from any party to any Material Contract stating that it intends to terminate or amend such contract.

(m)	Regulatory Permits and Licenses. The Company and the Subsidiaries possess all certificates, authorizations, memberships, sponsorships and permits issued by the appropriate federal, state, local or foreign regulatory authorities or other Person necessary to conduct their respective businesses and are in good standing under all such certificates, authorizations, memberships, sponsorship and permits, except where the failure to possess such permits could not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n)	Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance.

(o)	Intellectual Property. The term “Proprietary Assets” means all patents, patent applications, trademarks, service marks, trademark and service mark applications, trade names, copyright registrations, and licenses currently owned and/or used by the Company (which for purposes of this Section 3.01(o) shall include its Subsidiaries) or necessary for the conduct of the Company’s business as currently conducted or proposed to be conducted, as well as any agreement under which the Company has access to any intellectual property or confidential information used by the Company in its business. Section 3.01(o) of the Disclosure Schedules sets forth all Proprietary Assets necessary, to the Company’s knowledge, to conduct the Company’s business as currently conducted or as presently proposed to be conducted. The Company owns, or has the right to use under the agreements or upon the terms described in Section 3.01(o) of the Disclosure Schedules, to all of the Proprietary Assets and has taken all actions reasonable in light of its financial position to protect the Proprietary Assets. Except as set forth in Section 3.01(o) of the Disclosure Schedules, the Company does not require any license or other agreement to use any of the Proprietary Assets, except for licenses or agreements that can be obtained in the ordinary course of business without unreasonable effort, delay, cost, or expense. The Company is not bound by or a party to any options, licenses, or agreements of any kind with respect to the Intellectual Property Rights (as defined below) of any other Person and, to the Company’s knowledge, there are no outstanding options, licenses, or agreements of any kind relating to the Proprietary Assets. With respect to each item of the Company’s Proprietary Assets that any third party owns and that the Company uses pursuant to license, sublicense, agreement or permission: (i) the license, as it relates to the Company is legal, valid, binding, enforceable, and in full force and effect in all material respects, except (1) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (2) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; (ii) the Company is not, and to the Company’s knowledge, no other party to the license, sublicense, agreement or permission is in material breach or default, and no event has occurred which with notice or lapse of time or both would constitute a material breach or default or permit termination, modification or acceleration thereunder; (iii) the Company has not, and to the Company’s knowledge, no other party to the license, sublicense, agreement or permission has repudiated any material provision thereof; and (iv) the Company has not granted any sublicense or similar right with respect to the license, sublicense, agreement or permission other than as expressly permitted by such license, sublicense, agreement or permission. Except as set forth in Section 3.01(o) of the Disclosure Schedules, to the Company’s knowledge, no director, officer, or stockholder of the Company owns any rights in any Intellectual Property Rights directly or indirectly competitive with those owned or to be used by the Company or derived from or in connection with the conduct of the Company’s business. Except as set forth in Section 3.01(o) of the Disclosure Schedules, to the Company’s knowledge it is not now necessary to use any inventions or works of authorship of its employees made outside of their employment by the Company. Except as set forth in Section 3.01(o) of the Disclosure Schedules, the Company has obtained from all of the Company’s current and former officers, employees and consultants assignments to all inventions developed or conceived during their association with the Company and relating to its business. The Company has not granted rights to manufacture, produce, assemble, license, market, or sell its products to any other person. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights necessary or material for use in connection with their respective businesses and which the failure to so have could reasonably be expected to have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). The Company’s Intellectual Property Rights are as set forth in Section 3.01(o) of the Disclosure Schedules. Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights of others.

(p)	Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. To the best of the Company’s knowledge, such insurance contracts and policies are accurate and complete. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(q)	Transactions With Affiliates and Employees. None of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company or any Subsidiary, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company or any Subsidiary, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $10,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company or any Subsidiary and (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company or any Subsidiary.

(r)	Certain Fees. Except as set forth in Section 3.01(r) of the Disclosure Schedules, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.01(r) that may be due in connection with the transactions contemplated by this Agreement.

(s)	Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.02, no registration under the Securities Act is required for the offer and sale of the Securities by the Company and its Subsidiaries to the Purchaser as contemplated hereby.

(t)	Investment Company. The Company, its Subsidiaries is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company, its Subsidiaries shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

(u)	Registration Rights. Except as contemplated by the transactions hereunder or as set forth in Section 3.01(u) of the Disclosure Schedules, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(v)	Application of Takeover Protections. The Company’s and its Subsidiaries’ Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s or any of the Subsidiaries’ Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchaser as a result of the Purchaser’s and the Company’s, its Subsidiaries’ fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchaser’s ownership of the Securities.

(w)	Disclosure. All disclosure provided to the Purchaser regarding each of the Company, its Subsidiaries, its business and the transactions contemplated hereby, including the Disclosure Schedules, furnished by or on behalf of the Company, its Subsidiaries with respect to the representations and warranties made herein are true and correct in all material respects with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company and its Subsidiaries acknowledge and agree that the Purchaser make no, nor have made, any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.02 hereof.

(x)	No Integrated Offering. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.02, neither the Company, nor any of its Subsidiaries or Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company or its Subsidiaries for purposes of the Securities Act or any applicable shareholder approval provisions.

(y)	Solvency. For purposes of this representation, the term the “Company” shall include all of its Subsidiaries. Based on the financial condition of the Company as of the Closing Date after giving effect to the receipt by the Company and its Subsidiaries of the proceeds from the sale of the Securities hereunder and the application of the proceeds thereof, (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company’s, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. Section 3.01(y) of the Disclosure Schedules sets forth all outstanding secured and unsecured Indebtedness of the Company, its Subsidiaries or for which any such party has commitments. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $10,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in such party’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $10,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(z)	Environmental Matters. The Company and each its Subsidiaries (a) is in material compliance with any and all Environmental Laws (as herein defined), (b) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its respective businesses and (c) is in compliance with all terms and conditions of any such permit, license or approval, in each case except to the extent such noncompliance or non-receipt would not reasonably be expected to result in a Material Adverse Effect. The term “Environmental Laws” means all applicable federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(aa)	Tax Status. Except for matters that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon (except for those contested in good faith), and the Company have no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

(bb)	No General Solicitation. Neither the Company, nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchaser and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(cc)	Foreign Corrupt Practices; Patriot Act, etc. For purposes of this representation, the term the “Company” shall include all of its Subsidiaries. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended. The Company and its Subsidiaries are in compliance, in all material respects, with (a) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “Act”). No part of the proceeds of the Note will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended. None of the Company or any of its Subsidiaries is a Person named on a list published by OFAC or a Person with whom dealings are prohibited under any OFAC Regulations.

(dd)	Seniority. Other than as set forth on Section 3.01(dd) of the Disclosure Schedules, as of the Closing Date, no Indebtedness, equity or other security of the Company or the Subsidiaries is senior to, or pari passu with, the Notes in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise.

(ee)	No Disagreements with Accountants. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company or any Subsidiary to arise, between the accountants formerly or presently employed by the Company or any Subsidiary and, except as set forth in Section 3.01(ee) of the Disclosure Schedules, the Company and each Subsidiary is current with respect to any fees owed to its accountants and lawyers. The Company’s accountants are set forth in Section 3.01(ee) of the Disclosure Schedules. To the knowledge of the Company, such accountants, who have expressed their opinion with respect to the financial statements for the year ended December 31, 2021, are a registered public accounting firm as required by the Securities Act.

(ff)	Acknowledgment Regarding Purchaser’s Purchase of Securities. The Company and its Subsidiaries acknowledge and agree that Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby. The Company and its Subsidiaries further acknowledge that the Purchaser is not acting as a financial advisor or fiduciary of the Company and its Subsidiaries (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by the Purchaser or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Purchaser’s purchase of the Securities. The Company and its Subsidiaries further represent to the Purchaser that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company, and their representatives.

(gg)	Rule 506(d) Bad Actor Disqualification Representations and Covenants.

(i)	No Disqualification Events. Neither the Company, nor any of its predecessors affiliates, any manager, executive officer, other officer of the Company or such Subsidiary participating in the offering, any beneficial owner (as that term is defined in Rule 13d-3 under the Exchange Act) of 20% or more of the Company’s or such Subsidiaries’ outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company or such Subsidiary in any capacity as of the date of this Agreement and on the Closing Date (each, a “Company Covered Person” and, together, “Company Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company and its Subsidiaries has exercised reasonable care to determine (i) the identity of each person that is a Company Covered Person; and (ii) whether any Company Covered Person is subject to a Disqualification Event. The Company and its Subsidiaries will comply with its disclosure obligations under Rule 506(e).

(ii)	Other Covered Persons. None of the Company and its Subsidiaries is aware of any person (other than any Company Covered Person) that has been or will be paid (directly or indirectly) remuneration in connection with the Note that is subject to a Disqualification Event (each an “Other Covered Person”).

(iii)	Reasonable Notification Procedures. With respect to each Company Covered Person, the Company and its Subsidiaries has established procedures reasonably designed to ensure that they receive notice from each such Company Covered Person of (i) any Disqualification Event relating to that Company Covered Person, and (ii) any event that would, with the passage of time, become a Disqualification Event relating to that Company Covered Person; in each case occurring up to and including the Closing Date.

(iv)	Notice of Disqualification Events. The Company will notify the Purchaser immediately in writing upon becoming aware of (i) any Disqualification Event relating to any Company Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Company Covered Person and/or Other Covered Person.

(hh)	Acknowledgment Regarding Purchaser’s Purchase of Securities. The Company and its Subsidiaries acknowledge and agree that Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby and that no Purchaser is (i) an officer or director of the Company or the Subsidiaries, (ii) an Affiliate of the Company or the Subsidiaries or (iii) to the knowledge of the Company or such Subsidiaries, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the 1934 Act. The Company and the Subsidiaries further acknowledge that the Purchaser is not acting as a financial advisor or fiduciary of the Company or its Subsidiaries (or in any similar capacity) with respect to this Agreement or the other Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by the Company or the Subsidiaries or any of its representatives or agents in connection with this Agreement or the other Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to Purchaser’s purchase of the Notes and Common Shares.

(ii)	Sarbanes-Oxley; Internal Accounting Controls. Each of the Company and its Subsidiaries is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Each of the Company and its Subsidiaries has established disclosure controls and procedures for the Company and its Subsidiaries to ensure it can meet its current public information obligations by making “publicly available” the information specified in Exchange Act Rule 15c2-11(a)(5)(i) to (xiv) and (xvi).

(jj)	Variable Rate Securities. Other than as set forth in Section 3.01(jj) of Disclosure Schedules, the Company has not directly and/or indirectly entered into, nor has any agreement, intention and/or obligation to enter into any Variable Rate Transaction.

Section 3.02 Representations and Warranties of Purchaser. Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a)	Organization; Authority. Purchaser is an entity duly organized under the laws of the jurisdiction of its organization with full right, corporate, limited liability company or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of the Purchaser. Each Transaction Document to which it is a party has been duly executed by Purchaser, and when delivered by Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)	No Conflicts. The execution, delivery and performance of the Transaction Documents by Purchaser and the consummation by Purchaser of the other transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Purchaser certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which Purchaser is subject (including federal and state securities laws and regulations).

(c)	Purchaser Representation. Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable securities laws and has no arrangement or understanding with any other persons regarding the distribution of such Securities (this representation and warranty not limiting Purchaser’s right to sell the Securities pursuant to any registration statement contemplated by herein or otherwise in compliance with applicable federal and state securities laws). Nothing contained herein shall be deemed a representation or warranty by Purchaser to hold Securities for any period of time.

(d)	Purchaser Status. At the time Purchaser was offered the Securities, it was, and at the date hereof it is, and on each date on which it converts any of the Notes into shares of Common Stock it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

(e)	Experience of the Purchaser. Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment. Purchaser and its and its attorneys, accountants, purchaser representatives and/or tax advisors, if any, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by Purchaser or its such advisors and Purchaser and such advisors, if any, have been afforded the opportunity to ask questions of the Company regarding its business and affairs.

(f)	Acknowledgement. Purchaser understands that no United States federal or state agency or any other government or local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), has passed on or will pass on, or has made or will make, any recommendation or endorsement of the Securities, or the fairness or suitability of the investment in the Securities, nor have such authorities passed upon or endorsed the merits of the offering of the Securities. Purchaser understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, the Purchaser’s representations and warranties set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

(g)	Not an Affiliate. To the Purchaser’s knowledge, Purchaser is not an officer, director or “affiliate” (as such term is defined in Rule 405 of the Securities Act) of the Company. Investor is not a director, executive officer, other officer of the Company, a beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor a promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale of the Shares and is not subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act, except as covered by Rule 506(d)(2) or (d)(3).

(h)	General Solicitation. Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

The Company and its Subsidiaries acknowledge and agree that Purchaser does not make or have not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.02.

Article IV. OTHER AGREEMENTS OF THE PARTIES

Section 4.01 Transfer Restrictions.

(a)	The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or any Subsidiary or to an affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.01(b), the Company may, at its expense, require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement.

(b)	Purchaser agrees to the imprinting, so long as is required by this Section 4.01, of a legend on any of the Securities in the following form:

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS THESE SECURITIES AND THE SECURITIES ISSUABLE UPON CONVERSION] OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

(c)	Certificates evidencing the Common Shares underlying the Note and the Common Shares shall not contain any legend (including the legend set forth in Section 4.01(b) hereof): (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Common Shares pursuant to Rule 144, or (iii) if such Common Shares are eligible for sale under Rule 144, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) and, if such exclusions are or become applicable, the Company shall, at its expense, cause its counsel (or, at the request of Purchaser, another counsel) to issue a legal opinion to the Company’s transfer agent to effect the removal of the legend hereunder. If all or any portion of a Note is converted at a time when there is an effective registration statement to cover the resale of the common shares, or if such common shares may be sold under Rule 144 or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations thereof and pronouncements issued by the staff of the Commission) then such common shares shall be issued free of all legends. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.01(c), it will, no later than two Business Days following the delivery by a Purchaser to the Company or the Company’s transfer agent of a certificate representing common shares issued with a restrictive legend (such second Business Day, the “Legend Removal Date”), deliver or cause to be delivered to Purchaser a certificate representing such shares that is free from all restrictive and other legends. Neither the Company may make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section 4.01(c). Certificates for common shares subject to the legend removal hereunder shall be transmitted by the transfer agent of the Company to a Purchaser by crediting the account of the Purchaser’ prime broker with the DTC.

(d)	In addition to the Purchaser’s other available remedies, the Company shall pay to Purchaser, in cash, as partial liquidated damages and not as a penalty, $1,000 per Trading Day for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend. Nothing herein shall limit Purchaser’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Securities as required by the Transaction Documents, and Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The foregoing shall not provide the Purchaser with $1,000 per Trading Day in addition to the $1,000 per Trading Day for the failure to timely remove the legend from the Securities.

(e)	Purchaser agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.01 is predicated upon the Company’s reliance that Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

Section 4.02 Acknowledgment of Dilution. The Company and its Subsidiaries acknowledge that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company and its Subsidiaries further acknowledge that its obligations under the Transaction Documents, including without limitation its obligation to issue the Common Shares underlying the Notes (upon Event of Default) pursuant to the Transaction Documents, are not subject to any right of set off, counterclaim, delay or reduction as a result of the effect of any dilutive effect that such issuance may have on the ownership of the other stockholders of the Company and its Subsidiaries.

Section 4.03 Furnishing of Information Rule 144 Availability. As long as any Purchaser owns Securities after the Qualified Offering, it will file reports pursuant to the Exchange Act, and/or prepare and furnish to Purchaser and make publicly available in accordance with Rule 144(c) such information as is required for Purchaser to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such holder to sell such Securities without registration, including filing such reports pursuant to the Exchange Act and/or ensure that Rule 144 under the Securities Act is available to the Purchaser for the sale of the Securities, subject to compliance with such Rule 144. At all times from the date hereof through and including the date none of the Notes or Common Shares are outstanding (the “Required Period”) the Company shall not take any actions to cause Rule 144 under the Securities Act to become inapplicable to the Securities. If, (i) at any time during the Required Period, the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c) under the Securities Act (a “Public Information Failure”), or (ii) the Company shall fail to take such action as is reasonably requested by a Purchaser to enable Purchaser to sell any of the shares received in connection with the Notes or Common Shares pursuant to Rule 144 under the Securities Act (including, without limitation, delivering all such legal opinions, consents, certificates, resolutions and instructions to the Company’s transfer agent as may be reasonably requested from time to time by the Purchaser and otherwise fully cooperate with Purchaser and Purchaser’s broker to effect such sale of the shares of common stock received in connection with the Notes or Common Shares pursuant to Rule 144 under the Securities Act) (a “Process Failure”) then, in either case, in addition to the Purchaser’s other available remedies, the Company shall pay to Purchaser, as liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Conversion Shares, an amount in cash equal to two (2%) percent of up to the original aggregate principal amount of the Notes on the day of a Public Information Failure or Process Failure, as applicable, and on every thirtieth (30th) day (pro-rated for periods totaling less than thirty (30) days), thereafter, until (a) in the case of a Process Failure, the date such Process Failure is cured, or (b) in the case of a Public Information Failure, the date such Public Information Failure is cured. Notwithstanding anything to the contrary provided herein, liquidated damages for each Process Failure or Public Information Failure shall not commence to accrue for a period of 5 days from the date of any such Process Failure and/or Public Information Failure. The payments to which the Purchaser shall be entitled pursuant to this Section 4.03 are referred to herein as “Rule 144 Failure Payments”. Rule 144 Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Rule 144 Failure Payments are incurred and (ii) the third (3rd) Trading Day after the event or failure giving rise to the Rule 144 Failure Payments is cured.

Section 4.04 Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchaser or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

Section 4.05 Securities Laws Disclosure; Publicity. To the extent permitted by applicable law, the Company and the Purchaser shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Purchaser, or include the name of the Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of the Purchaser, except (i) as required by federal or state securities law and (ii) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide Purchaser with notice of such disclosure permitted under subclause (i) or (ii).

Section 4.06 Shareholder Rights Plan. No claim will be made or enforced by the Company or its Subsidiaries or, to the knowledge of any such party, any other Person that any Purchaser is an “Acquiring Person” under any shareholder rights plan or similar plan or arrangement in effect or hereafter adopted by the Company or its Subsidiaries, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company any of its Subsidiaries and any Purchaser. The Company and its Subsidiaries shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

Section 4.07 Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder to satisfy the obligations in Section 4.07 of the Disclosure Schedules and to pay fees and expenses (in each case satisfactory to the Investor) incurred in connection herewith. The Company may not use funds at any time to repay indebtedness, lend money, give credit or make advances to any officers, directors, employees, affiliates or debtholders of the Company or its Subsidiaries, other than for payment of customary salaries and reasonable business expenses.

Section 4.08 Reimbursement. If a Purchaser becomes involved in any capacity in any Proceeding by or against any Person who is a stockholder of the Company or its Subsidiaries (except as a result of sales, pledges, margin sales and similar transactions by the Purchaser to or with any current stockholder), solely as a result of Purchaser’s acquisition of the Securities under this Agreement, the Company and its Subsidiaries will reimburse Purchaser for its reasonable legal and other expenses (including the cost of any investigation preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred. The reimbursement obligations of the Company and its Subsidiaries under this paragraph shall be in addition to any liability which the Company or such Subsidiaries may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Purchaser who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of Purchaser and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, its Subsidiaries, the Purchaser and any such Affiliate and any such Person. The Company and its Subsidiaries also agree that neither the Purchaser nor any such Affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company, its Subsidiaries, or any Person asserting claims on behalf of or in right of the Company, its Subsidiaries, solely as a result of acquiring the Securities under this Agreement, but provided that, for the avoidance of doubt, that the parties agree the liability of the Purchaser otherwise pursuant to this Agreement and the transactions contemplated herein (e.g., for breaches of representations and warranties, breaches of covenants, etc.) shall not be affected by this sentence.

Section 4.09 Indemnification of Purchaser. Subject to the provisions of this Section 4.09, the Company and its Subsidiaries will indemnify and hold the Purchaser and their respective directors, officers, shareholders, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees of such Person (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any Purchaser Party may suffer or incur as a result of, arising from, or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company and its Subsidiaries in this Agreement or in the other Transaction Documents or (b) any action instituted against Purchaser, or any of its Affiliates, by any stockholder of the Company or its Subsidiaries or who is not an Affiliate of Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (in each case unless such action is based upon a breach of Purchaser’s representation, warranties or covenants under the Transaction Documents or any agreements or understandings any Purchaser may have with any such stockholder or any violations by Purchaser of state or federal securities laws or any conduct by Purchaser which constitutes fraud, gross negligence or willful misconduct). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, the Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of the Purchaser Party. The Company will not be liable to any Purchaser Party under this Agreement (i) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by a Purchaser in this Agreement or in the other Transaction Documents.

Section 4.10 Reservation and Listing of Securities. At all times and as long the Purchaser owns any Securities, the Company shall take all action necessary (and/or reasonably requested by the Purchaser) to at all times have authorized, and reserved out of its authorized but unissued shares of Common Stock for the purpose of issuance to the Purchaser upon conversions on the Notes (upon an Event of Default) and the Common Shares by the Purchaser, no less than the three (3) times the sum of the maximum number of Conversion Shares issuable (including interest and original issue discount, and without taking into account any limitations on the issuance thereof) pursuant to the conversion of the Notes (upon an Event of Default) or the Common Shares (the “Required Reserved Amount”). If at any time the number of shares of Common Stock authorized and reserved for issuance is not sufficient to meet the Required Reserved Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company’s obligations under this Agreement and the Transaction Documents, in the case of an insufficient number of authorized shares, obtain stockholder approval of an increase in such authorized number of shares to ensure that the number of authorized shares is sufficient to meet the Required Reserved Amount. The Company shall initially reserve shares of Common Stock on its own books and records (the “Reserve”) for the issuance of shares underlying the Notes (upon an Event of Default) and Common Shares and any other shares of Common Stock required to be issued by the Company to the Purchaser pursuant to the Transaction Documents, which initial reservation shall be authorized by the unanimous written consent of the Company’s Board of Directors delivered at Closing. From and after the date of this Agreement through and including the date all of the Company’s and each of its Subsidiaries’ Indebtedness and all other obligations owed to the Purchaser pursuant to this Agreement and the other Transaction Documents, including, but not limited to, the Note is paid and performed in full, confirmation of which must be obtained by in writing from the Purchaser, the Company shall (a) issue or cause its Transfer Agent to issue the shares received on conversion or exercise or in respect of interest and all other shares of Common Stock required to be issued to Purchaser or its broker only (subject to the immediately following clause (b)), (b) issue or cause its Transfer Agent to issue shares of Common Stock to Purchaser or its broker under the Notes from sources other than the Reserve, unless Purchaser delivers to the Company written pre-approval of such issuance from the Reserve, and (c) not reduce the Reserve under any circumstances, unless Purchaser delivers to the Company written pre-approval of such reduction. The Company shall immediately add shares of Common Stock to the Reserve to ensure that the Required Reserve Amount are in the Reserve at all times. The Company shall increase the amount of shares of Common Stock in the Reserve upon receipt of written notice, which may be in email form, by Purchaser (and/or its assigns) in order to ensure that the Reserve contains the Reserve Minimum and/or at any time the number of shares in the Reserve is less than the Reserve Minimum. Notwithstanding to the contrary provided herein or elsewhere, if at any time the number of shares of Common Stock in the Reserve, is less than the Required Reserved Amount, Purchaser may send written notice to the Company’s then Transfer Agent, or if there is no Transfer Agent at such time, the Company, to increase out of the Borrower’s authorized but unissued shares of Common Stock in such number of additional shares of Common Stock so the Reserve consists of at least the Required Reserve Amount, provided, that the number of shares of Common Stock in the Reserve shall never be decreased or used for any other purposes other than for issue to the holder thereof upon each conversion by Purchaser of the Notes and the Common Shares into shares of common stock. As a condition to Closing, all actions required by the Company in this Section 4.10 shall be approved by the unanimous written consent of the Company’s Board of Directors which shall be delivered to the Purchaser at Closing.

Section 4.11 Subsequent Equity Sales. In addition to the limitations set forth herein, from the date hereof until such time as no Purchaser holds any of the Notes, the Company shall be prohibited from effecting or entering into an agreement to effect any Subsequent Financing involving a “Variable Rate Transaction” or an “MFN Transaction” (each as defined below) unless all of the Notes are repaid from the proceeds thereof. The term “Variable Rate Transaction” shall mean a transaction in which the Company issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into any agreements, including but not limited to an equity line of credit, whereby the Company may sell securities at a future determined price tied to the market price of the Common Stock. . The term “MFN Transaction” shall mean a transaction in which the Company issues or sells any securities in a capital raising transaction or series of related transactions which grants to an investor the right to receive additional shares based upon future transactions of the Company on terms more favorable than those granted to such investor in such offering. Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages. Notwithstanding the foregoing, this Section 4.11shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction or MFN Transaction shall be an Exempt Issuance.

Section 4.12 Equal Treatment. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. Further, the Company shall not make any payment of principal or interest on the Notes in amounts which are disproportionate to the respective principal amounts outstanding on the Notes at any applicable time.

Section 4.13 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchaser at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

Section 4.14 Most Favored Nations. Until such time as the Company has consummated a Qualified Offering which results in an up-listing of the Common Stock onto a national exchange, i.e., NASDAQ or NYSE, if the Company engages in any future financing transactions with a third-party investor, while the Note has not been repaid in full or with respect to which all of the Notes are repaid in full from the proceeds thereof, the Company will provide the Holder with written notice (the “MFN Notice”) thereof promptly but in no event less than 10 days prior to closing any financing transactions. Included with the MFN Notice shall be a copy of all documentation relating to such financing transaction and shall include, upon written request of the Holder, any additional information related to such subsequent investment as may be reasonably requested by the Holder. In the event the Holder determines that any of the terms of the subsequent investment are preferable in any respect to any the terms of the Securities of the Company issued to the Holder pursuant to the terms of the Purchase Agreement (eg. conversion price, exercise price, warrant coverage, bonus shares, etc.), the Holder shall have ten (10) days after receipt of the MFN Notice to notify the Company in writing thereof. Promptly after receipt of such written notice from the Holder, the Company agrees to amend and restate the Securities, and, as necessary, adjust the number of bonus shares or exercise price or conversion price or warrant coverage, to include the preferable term contained in the instruments evidencing the subsequent investment and any bonus shares or warrants issued in connection therewith. The foregoing provision shall terminate on the date of a Qualified Offering which results in an up-listing of the common stock onto a national exchange, i.e., NASDAQ or NYSE.

Section 4.15 Right of Participation.

(a)	At any time within the 12 months subsequent to the Closing, upon any issuance by the Company or any of its Subsidiaries of debt or common stock or common stock equivalents for cash consideration, indebtedness or a combination of units thereof (a “Subsequent Financing”), the Purchaser shall have the right to participate in up to its investment amount but not more than 25% of the Subsequent Financing (the “Participation Maximum”) on the same terms, conditions and price provided for in the Subsequent Financing. At least five (5) Business Days prior to the closing of the Subsequent Financing, the Company shall deliver to Purchaser a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask the Purchaser if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”). Upon the request of Purchaser, and only upon a request by Purchaser, for a Subsequent Financing Notice, the Company shall promptly, but no later than one (1) Business Day after such request, deliver a Subsequent Financing Notice to Purchaser. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.

(b)	If Purchaser desires to participate in such Subsequent Financing it must provide written notice to the Company by not later than 5:30 p.m. (New York City time) on the fifth (5th) Business Day after the Purchaser has received the Pre-Notice that Purchaser is willing to participate in the Subsequent Financing, the amount of Purchaser’s participation, and representing and warranting that Purchaser has such funds ready, willing, and available for investment on the from the Purchaser as of such fifth (5th) Business Day, the Purchaser shall be deemed to have notified the Company that it does not elect to participate.

(c)	If by 5:30 p.m. (New York City time) on the fifth (5th) Business Day after Purchaser has received the Pre-Notice, notifications by the Purchaser of its willingness to participate in the Subsequent Financing (or to cause its designees to participate) is, in the aggregate, less than the total amount of the Subsequent Financing, then the Company may effect the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Subsequent Financing Notice.

(d)	If by 5:30 p.m. (New York City time) on the fifth (5th) Business Day after the Purchaser has received the Pre-Notice, the Company receives responses to a Subsequent Financing Notice from Purchaser seeking to purchase more than the aggregate amount of the Participation Maximum, the Purchaser shall have the right to purchase its pro rata portion of the Participation Maximum.

(e)	The Company must provide Purchaser with a second Subsequent Financing Notice, and the Purchaser will again have the right of participation set forth above in this Section 4.15, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within thirty (30) Business Days after the date of the initial Subsequent Financing Notice.

(f)	The Company and the Purchaser agree that if Purchaser elects to participate in the Subsequent Financing, the transaction documents related to the Subsequent Financing shall not include any term or provision whereby Purchaser shall be required to agree to any restrictions on trading as to any of the Securities purchased hereunder or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in terms set forth in the Subsequent Financing Notice. Notwithstanding anything to the contrary in this Section 4.15 and unless otherwise agreed to by the Purchaser, the Company shall either confirm in writing to the Purchaser that the transaction with respect to the Subsequent Financing has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Financing, in either case in such a manner such that the Purchaser will not be in possession of any material, non-public information, by the tenth (10th) Business Day following delivery of the Subsequent Financing Notice. If by such tenth (10th) Business Day, no public disclosure regarding a transaction with respect to the Subsequent Financing has been made, and no notice regarding the abandonment of such transaction has been received by the Purchaser, such transaction shall be deemed to have been abandoned and the Purchaser shall not be deemed to be in possession of any material, non-public information with respect to the Company or any Subsequent Financing.

Section 4.16 Directors’ and Officers’ Insurance. For so long as any of the Notes are outstanding, the Company shall retain directors’ and officers’ insurance in amounts and on terms customary for companies in the same industry of similar size as the Company.

Section 4.17 Piggyback Registration Rights. At any time while there are any Registrable Securities outstanding:

(a)	if the Company determines to register any of its securities, either for its own account or the account of a security holder or holders, other than (i) a registration statement relating solely to employee benefit plans on Form S-8 (or any successor form) or (ii) a registration statement relating solely to a Commission Rule 145 transaction on Form S-4 (or any successor form), the Company will:

(i)	promptly give to the Purchaser written notice thereof, and

(ii)	include in such registration statement (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 5 Business Days after delivery of such written notice from the Company.

(b)	If the registration statement of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Purchaser as a part of the written notice described above.

(i)	If the managing underwriter determines in good faith that marketing factors (including pricing) require a limitation of the number of shares to be underwritten, the underwriter may exclude some or all of the Registrable Securities from such registration and underwriting. The Company shall so advise Purchaser, and the number of Registrable Securities to be included in such registration shall be allocated as follows: first, for the account of the Company, all shares proposed to be sold by the Company; second, for the account of the Purchaser and any other unaffiliated investor that has been granted registration rights with respect to shares on the terms and conditions of any agreement pertaining to such registration rights prior to the Closing Date, pro-rata; and third, any affiliated investor of that has been granted registration rights with respect to shares on the terms and conditions of any agreement pertaining to such registration rights on or after the Closing Date.

(ii)	If the Purchaser disapproves of the terms of any such underwriting, the Purchaser may elect to withdraw by written notice to the Company and the managing underwriter. Any shares excluded or withdrawn from such underwriting shall be withdrawn from such registration statement.

(iii)	The Company shall have the right to terminate or withdraw any registration initiated by it prior to the effectiveness of such registration, whether or not the Investor has elected to include any or all of the Shares in such registration.

(iv)	All Expenses incurred in connection with any registration, filing, qualification, legal and other third party retained by the Company, or compliance pursuant to this Section 4.17 shall be borne by the Company.

(v)	In the event that the Company proposes to file any registration statement to which this Section 4.17 applies, Purchaser shall, if requested by the Company, execute and deliver a piggyback registration rights agreement to the Company satisfactory in form and substance to the Purchaser.

Section 4.18 Furnishing of Information. As long as any amount under any Note is outstanding or until the Company is a public company, the Company and its Subsidiaries covenant to provide the Purchasers with (1) monthly statements of operations, balance sheet and cash flow information, (ii) when available, annual consolidated financial statements audited by the Company’s independent certified financial accountants and (iii) such other financial information reasonably requested by Purchaser, including with respect to compliance with the Use of Proceeds.

Article V. MISCELLANEOUS

Section 5.01 Termination. This Agreement may be terminated by the Purchaser, as to Purchaser’s obligation hereunder by written notice to the other parties, if the Closing has not been consummated on or before April 15, 2022; provided that no such termination will affect the right of any party to sue for any breach by the other party (or parties) occurring prior to such termination.

Section 5.02 Fees. At the Closing, the Company has agreed to reimburse the Purchaser, collectively, (i) $20,000 (less any amounts previously received; such balance may be treated as proceeds advanced and added to the face of the Note) for legal expenses incurred in connection with the transaction, and (ii) all other costs and expenses incurred in connection with the due diligence and documentation of the transaction by the Purchaser (e.g., background checks (to the extent not provided to Purchaser), lien searches, UCC and IP filings (including legal expenses of third parties), etc., up to a maximum amount for such legal expenses equal to $2,500. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the issuance of any Securities.

Section 5.03 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been incorporated into such documents, exhibits and schedules.

Section 5.04 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via email or facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via email or facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, (c) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

Section 5.05 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of amendments, by the Company, and Purchaser, or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

Section 5.06 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 5.07 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder. Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom Purchaser assigns or transfers any Securities, , provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to such “Purchaser.”

Section 5.08 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.09.

Section 5.09 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof, except to the extent that the laws of the State of Delaware are required by the Delaware General Corporation Law to apply to the issuance of any shares of Common Stock, in which case such laws shall apply. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The parties hereby waive all rights to a trial by jury. If the Purchaser shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then it shall be reimbursed by the Company for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

Section 5.10 Survival. The representations and warranties contained herein shall survive for a period of 12 months following the Closing, the delivery of the Notes and Common Shares and the conversion or payment of the Notes.

Section 5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page or data file were an original thereof.

Section 5.12 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

Section 5.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company and its Subsidiaries does not timely perform their related obligations within the periods therein provided, then Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

Section 5.14 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company and its Subsidiaries shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

Section 5.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

Section 5.16 Payment Set Aside. To the extent that the Company or its Subsidiaries makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, such Subsidiary, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 5.17 Usury. To the extent it may lawfully do so, the Company and its Subsidiaries hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company and its Subsidiaries under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company or any Purchaser to any Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by the Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at the Purchaser’s election.

Section 5.18 Liquidated Damages. The Company’s and its Subsidiaries obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and its Subsidiaries and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

Section 5.19 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

Section 5.20 Customer Identification - USA Patriot Act Notice; OFAC and Bank Secrecy Act. Purchaser hereby notifies the Company that pursuant to the requirements of the Act and Purchaser’s policies and practices, Purchaser is required to obtain, verify and record certain information and documentation that identifies the Company, which information includes the name and addresses of Borrower and such other information that will allow the Purchaser to identify the Company in accordance with the Act. In addition, the Company shall (a) ensure that no person who owns a controlling interest in or otherwise controls the Company is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by OFAC, the Department of the Treasury or included in any Executive Orders, (b) not use or permit the use of the proceeds of the Notes to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (c) comply, and cause any of its Subsidiaries to comply, with all applicable Bank Secrecy Act (“BSA”) laws and regulations, as amended.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

JUPITER NEUROSCIENCES, INC.

By:	/s/ Christer Rosén
Name:	Christer Rosén
Title:	Chief Executive Officer

Address for notices:

Jupiter Neurosciences, Inc.

Attn: Christer Rosén

1001 North US Hwy 1

Ste 504

Jupiter, FL 33477

Email: c.rosen@jupiterneurosciences.com

With a copy to (which shall not constitute notice):

Anthony L.G., PLLC

Attn: Laura Anthony

625 N. Flagler Drive, Suite 600

West Palm Beach, FL. 33401

Email: Lanthony@anthonypllc.com

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGES TO COMPANY, SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Investing Entity: PURITAN PARTNERS LLC

Signature of Authorized Signatory of Investing Entity:	/s/ Richard Smithline

Name of Authorized Signatory: Richard Smithline

Title of Authorized Signatory: Managing Member

Email Address of Authorized Entity:_______________________________________________

Address for Notice of Investing Entity:

Address for Delivery of Securities for Investing Entity (if not same as above):

Subscription Amount: $1,000,000

Principal Amount of Notes: $1,111,111.11

Common Shares: 137,174

Page 37 of 37